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                                                                  EXECUTION COPY



         FIFTH AMENDMENT AND CONSENT AND WAIVER (this "Fifth Amendment and Waiver"), dated as of August 1, 2001, to the NOTE AGREEMENTS, dated as of April 12, 1995, as amended by the First Amendment, dated as of September 12, 1997, the Second Amendment, dated as of September 15, 1998, the Third Amendment, dated as of March 23, 1999, and the Fourth Amendment, dated as of March 16, 2000 (as amended, the "Agreements"), by and among AMERIGAS PROPANE, L.P., a Delaware limited partnership (the "Company"), AMERIGAS PROPANE, INC., a Pennsylvania corporation (the "General Partner"), PETROLANE INCORPORATED, a Pennsylvania corporation and successor by merger to Petrolane Incorporated, a California corporation ("Petrolane"; the Company, the General Partner and Petrolane being hereinafter collectively referred to as the "Obligors"), and each of the holders of the Notes (the "Holders"). Capitalized terms used and not otherwise defined in this Fifth Amendment and Waiver shall have the same meanings in this Fifth Amendment and Waiver as set forth in the Agreements, or, in the case of Section 5 below, the Intercreditor Agreement, and the rules of interpretation set forth in Section 13.2 of the Agreements shall be applicable to this Fifth Amendment and Waiver.

                                    RECITALS

                  1. The Company has entered into a Purchase Agreement, dated as of January 30, 2001, by and among Columbia Energy Group, a Delaware corporation ("Seller"), Columbia Propane Corporation, a Delaware corporation ("Columbia"), Columbia Propane, L.P., a Delaware limited partnership ("CPLP"), the Company, the Public Partnership and the General Partner (as the same may be amended, modified or supplemented from time to time, the "Acquisition Agreement"; capitalized terms used and not otherwise defined herein or in the Agreements are being used herein as defined in the Acquisition Agreement), pursuant to which the Company has agreed to acquire the propane distribution businesses of the Seller (the "Acquisition") through a series of transactions described in pertinent part in Annex I hereto (which Annex I is hereby incorporated herein by reference) and more fully set forth in the Acquisition Agreement (the "Transactions").

                  2. In connection with the Transactions, the Company has requested that the Holders amend certain sections of the Agreements, consent to the Transactions and waive compliance with certain covenants, agreements and obligations of the Company and its Restricted Subsidiaries set forth in the Agreements, all as set forth below.

                  3. In order to finance a portion of the Acquisition and to provide proceeds for the general purposes of the Company, the Public Partnership intends to make an additional capital contribution of up to $200,000,000 to the Company from the proceeds of an issuance of unsecured senior notes of the Public Partnership to institutional investors in an aggregate principal amount of up to $200,000,000.

                  4. The Holders are willing to agree to so amend the Agreements, to consent to the Transactions and waive the Obligors' compliance with certain provisions
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of the Agreements and to make certain other agreements, in each case on the terms and subject to the conditions set forth below.

                          AMENDMENT, CONSENT AND WAIVER

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                  SECTION 1. Amendments. On the terms of this Fifth Amendment and Waiver and subject to the satisfaction of all of the conditions precedent set forth below in Section 4:

                  (a) Clause (iii) of Section 7.1(c) of the Agreements is hereby amended to read in its entirety as follows:

         (iii) demonstrating in reasonable detail compliance at the end of such accounting period with the restrictions contained in Section 9.3 (calculation of any Excess Taking Proceeds), Section 10.1 (first two sentences and the last two paragraphs), Sections 10.1(b), (d), (e), (f) and (k), Section 10.3(c), Section 10.3(h), Section 10.4, Section 10.7(a)(ii), Section 10.7(a)(iii), Section 10.7(c)(ii) (calculation of any Excess Sale Proceeds), Section 10.19, Section 10.22(c), Section
         10.23 and Sections 10.25(a), (b) and (d),

                  (b) Section 10.1 of the Agreements is hereby amended by adding the following subsection (k) after Section 10.1(j):

                           (k) the Company may become and remain liable with respect to Indebtedness which otherwise complies with the terms of
         Section 10.1(f), the proceeds of which are used to make distributions permitted under Section 10.4, provided that the aggregate principal amount of all Indebtedness incurred under this Section 10.1(k) since the Amendment Effective Date shall not exceed $105,000,000, provided, further, that the aggregate principal amount of Indebtedness incurred under this Section 10.1(k) shall not exceed the sum of (i) aggregate net cash proceeds previously received by the Company from time to time from both the Public Partnership as a capital contribution made with the proceeds of Public Partnership Debt and the General Partner in connection with its related and contemporaneous capital contribution and designated by such Persons at the time of contribution in the corporate or other records of such Persons as a "PPD/GP Debt Contribution", and used by the Company or its Subsidiaries, (A) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Company in accordance with GAAP) of or additions (including additions by way of acquisitions or capital contributions of businesses and related

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         assets) to the General Collateral, or (B) to repay, refund or refinance any Indebtedness evidenced by the Notes or any Parity Debt (other than Parity Debt incurred under this Section 10.1(k)) or Funded Debt incurred in accordance with this Section 10.1 in connection with an extension, renewal, refunding or refinancing of any such Indebtedness,
         (ii) the amount of any accrued interest payable and accreted issue discount and any prepayment fees, make whole amounts and reasonable transaction expenses to be incurred in connection with any purchase, acquisition, prepayment, redemption, retirement, defeasance or other repayment of any Indebtedness of the Public Partnership to be made with the proceeds of any such distribution and (iii) the amount of any reasonable transaction expenses incurred in connection with the issuance of any Indebtedness incurred under this Section 10.1(k), provided, further, that at the time the Company incurs any Indebtedness permitted under the above provisions of this Section 10.1(k), such Indebtedness and the Indebtedness evidenced by the Notes shall have received (i) a Special Rating and (ii) an investment grade rating from at least two nationally recognized statistical rating organizations (as defined for purposes of Rule 436(g) under the Securities Act), such as Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch IBCA and Moody's Investors Service, Inc., provided, further, that the $58,653,226 contribution received by the Company from the Public Partnership and the General Partner in April of 2001 shall be deemed a PPD/GP Debt Contribution for all purposes hereof;

                  (c) Section 10.1 of the Agreements is hereby amended by adding the following paragraphs at the end of such section:

         Notwithstanding anything in this Agreement to the contrary, until the CPLP Security Date (as defined in Section 10.25), except for Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to Section 10.1(d), 10.1(f), 10.1(i), 10.1(j) or 10.1(k) (and
         in accordance with the Total Debt maintenance restrictions set forth in the first sentence of this Section 10.1) on or after the Amendment Effective Date in an aggregate principal amount at any time not in excess of $275,000,000, the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness incurred pursuant to Section 10.1(d), 10.1(f), 10.1(i), 10.1(j) or 10.1(k) (and in accordance with the Total Debt maintenance restrictions set forth in the first sentence of this Section 10.1) unless on the date the Company or such Restricted Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the substantially concurrent repayment of any other Indebtedness, (i) the ratio of Total Debt of the Company and its Restricted Subsidiaries to EBITDA does not exceed 4.75 to 1.00 and (ii) no Default or Event of Default exists. For purposes of determining compliance with the ratio of Total Debt to EBITDA as set

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         forth above, (i) EBITDA shall be determined as at the end of each fiscal quarter for (A) the four most recent fiscal quarters then ended or (B) the eight most recent fiscal quarters then ended and divided by two (2), whichever is greater and (ii) Total Debt shall be determined as of the date the Company or any Restricted Subsidiary becomes liable with respect to Indebtedness incurred in accordance with this paragraph.

         Further, notwithstanding anything in this Agreement to the contrary, until the CPLP Security Date, the Company will not permit CPLP or any of its Subsidiaries to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than (i) Indebtedness of the type described in Section 10.1(c),
         (ii) the Indebtedness of CPLP on the date of closing of the Acquisition (as defined in the Fifth Amendment), as disclosed in the Acquisition Agreement (as defined in the Fifth Amendment) (which amount shall not be in excess of $10,000,000), and (iii) the Indebtedness of CPLP owing to the Company which is evidenced by the Intercompany Note to the extent that the aggregate principal amount outstanding thereunder does not exceed $137,997,000.

                  (d) Section 10.2(m) of the Agreements is hereby amended to read in its entirety as follows:

                           (m) Liens (other than the Liens referred to in clauses (j), (k) or (l) above) securing Indebtedness represented by the Series D Notes or other Indebtedness incurred in accordance with Sections 10.1(b), 10.1(e) or 10.1(k) or, to the extent incurred (i) to repay Indebtedness or letter of credit obligations incurred and outstanding under the Acquisition Facility or the Revolving Credit Facility (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness), (ii) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Company and the Restricted Subsidiaries in accordance with GAAP) of or additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, or (iii) by assumption in connection with additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, under Section 10.1(f), provided that (1) such Liens are effected through an amendment to the Security Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Security Documents with the holders of the Notes and the other Indebtedness secured under the Security Documents,
         (2) in the case of Indebtedness incurred in accordance with Section 10.1(b) or 10.1(f) to finance the making of additions to the General Collateral, the Company has delivered to the Collateral Agent an Officers' Certificate demonstrating that the principal amount of such Indebtedness (net of transaction costs funded by the proceeds of such Indebtedness) does not exceed the lesser of the cost

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         to the Company and the Restricted Subsidiaries of such additional property or assets and the fair market value of such additional property or assets at the time of the acquisition thereof (as determined in good faith by the General Partner), and (3) the Company has delivered to the Collateral Agent an opinion of counsel reasonably satisfactory to the Collateral Agent with regard to the attachment and perfection of the Lien of the Security Documents with respect to such additional property and assets;

                  (e) Section 10.2 of the Agreements is hereby amended by adding the following paragraph at the end of such Section:

         Notwithstanding anything in this Agreement to the contrary, until the CPLP Security Date, other than Liens permitted by subdivisions (a),
         (b), (c), (d), (f), (g), (h), (o) and (to the extent that any such Lien extends or renews a Lien permitted by subdivision (h) of this Section 10.2) (q), of this Section 10.2, the Company will not permit CPLP or any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of CPLP or such Subsidiary, whether such property or assets are now owned or held or hereafter acquired, or any income or profits therefrom, until the CPLP Security Date.

                  (f) The first sentence of Section 10.4 of the Agreements is hereby amended by adding the following proviso at the end of such sentence:

         ; provided, that, notwithstanding the foregoing, the Company may declare, order, pay, make or set apart sums for Restricted Payments to the Public Partnership at any time, and from time to time, in an aggregate amount not exceeding the proceeds of Indebtedness of the Company incurred pursuant to Section 10.1(k) if immediately after giving effect to any such proposed action no Event of Default (or Default under Section 11(b), 11(g) or 11(h)) shall exist and be continuing; provided, further, that for the purposes of this Section
         10.4 an amount equal to the cash proceeds of any PPD/GP Debt Contribution made prior to such calculation shall be excluded from Available Cash until an amount equal to such prior PPD/GP Debt Contributions has been used for the purposes set forth in Section 10.1(k).

                  (g) Section 10.6 of the Agreements is hereby amended by adding the following at the end thereof "and (iii) CPLP may issue or sell its Capital Stock to the Special Limited Partner (as defined in the CPLP Partnership Agreement) of CPLP in accordance with Section 5.3 of the CPLP Partnership Agreement, as such Section 5.3 is in effect on the date hereof".

                  (h) Section 10.21 of the Agreements is hereby amended by (i) deleting the period at the end of subsection (a)(iii) and substituting ";" in lieu thereof and (ii) adding the following provision after subsection (a)(iii):


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         provided, however, that notwithstanding anything to the contrary contained herein, until the CPLP Security Date, CPLP and each of its Subsidiaries shall at all times remain Restricted Subsidiaries and in no event shall the Company have any right to redesignate CPLP or any of its Subsidiaries as an Unrestricted Subsidiary.

                  (i) Section 10.22(c) of the Agreements is hereby amended to read in its entirety as follows:

                           (c) The General Partner will not permit the Public Partnership or any Subsidiary of the Public Partnership to use funds or other property received from the Company or a Restricted Subsidiary (as distributions of Available Cash, the proceeds of loans, advances or investments or otherwise) to pay, prepay, redeem, retire, purchase, acquire, collateralize or defease any Indebtedness of a Control Affiliate (including without limitation the Public Partnership Notes); provided, however, that the General Partner may permit the Public Partnership to expend any funds received from the Company as distributions of Available Cash in order (i) to make open market or private purchases of Public Partnership Debt, but only to the extent that after giving effect to such expenditure (a "Public Partnership Expenditure") the sum of (x) all Public Partnership Expenditures (excluding any purchases pursuant to clause (ii) below) and (y) all payments in respect of accepted Note Offers pursuant to Section 9.8 at prices less than 100% of the principal amount of the applicable Notes shall not exceed $103,600,000, (ii) to make payments purchases, prepayments, redemptions, defeasances or other repayments (scheduled or unscheduled) of Public Partnership Debt (and to pay all fees, premiums, make whole amounts and transaction expenses incurred in connection therewith) with the proceeds of Indebtedness incurred pursuant to
         Section 10.1(k) ("Additional Expenditures"), and (iii) to pay interest on the Public Partnership Debt and to pay the principal thereof at maturity or at any scheduled mandatory prepayment date (including without limitation pursuant to a (1) Purchase Event or (2) prepayment under circumstances and on terms substantially identical to, and not inconsistent with, Section 9.3(b) to the extent it relates to Excess Taking Proceeds or Section 10.7(c)(ii) to the extent it relates to Excess Sale Proceeds, in each case not involving a default); provided, further, that the General Partner shall apply all distributions received by the Public Partnership from the Company and made with the proceeds of Indebtedness incurred pursuant to Section 10.1(k) only to make Additional Expenditures, and to the extent any such distributions are not used for such purpose within 30 Business Days of the date thereof, such unused amounts shall be contributed immediately to the Company to repay Indebtedness of the Company referred to in Section 10.1(k)(i)(B).

                  (j) The following provision is hereby added as Section 10.23 of the Agreements:


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                  Section 10.23. Acquisitions. After the Amendment Effective
         Date and until the CPLP Security Date, the Company will not, and will not permit any Restricted Subsidiary to, make any Acquisition unless, after giving effect to the consummation of such Acquisition (including any substantially concurrent mergers), (a) all PP&E Assets (as defined in Section 10.25) acquired in connection with such Acquisition shall be owned by the Company or a Restricted Subsidiary, (b) the aggregate net book value of the PP&E Assets of CPLP and its Subsidiaries (both prior to and after giving effect to such Acquisition) shall not exceed the sum of (1) 33-1/3% of the aggregate net book value of all PP&E Assets of the Company and its Restricted Subsidiaries and (2) $70,000,000, and
         (c) the aggregate net book value (as determined in good faith by the General Partner) of all PP&E Assets acquired by CPLP or any of its Subsidiaries in any fiscal year pursuant to Acquisitions (other than PP&E Assets acquired with the proceeds of any prior or concurrent Capped Investments or PP&E Transfers (each as defined in Section 10.25)) ("CPLP Acquisitions") shall not, together with any Capped Investments and any PP&E Transfers made in such fiscal year pursuant to
         Section 10.25(a) and Section 10.25(b)(iii), respectively, in the aggregate, exceed (i) $35,000,000 (the "Yearly Threshold"), plus (ii) the amount of any Carryover Threshold (such sum is referred to herein as the "PP&E Acquisition/Investment/Transfer Limit"). "Carryover Threshold" shall mean, for any fiscal year, an amount equal to the PP&E Acquisition/Investment/Transfer Limit for the prior fiscal year minus the aggregate CPLP Acquisitions, Capped Investments and PP&E Transfers in such prior fiscal year, provided, that the Carryover Threshold shall in no event exceed $100,000,000.

                  (k) The following provision is hereby added as Section 10.24 of the Agreements:

                  Section 10.24. Limitation on Restricted Agreements. The Company will not, and will not permit any Subsidiary to, enter into, or suffer to exist, any agreement (other than the National Propane Purchase Agreement) with any Person which, directly or indirectly, prohibits or limits the ability of any Restricted Subsidiary to (a) pay dividends or make other distributions to the Company or prepay any Indebtedness owed to the Company, (b) make loans or advances to the Company or (c) transfer any of its properties or assets to the Company.

                  (l) The following provision is hereby added as Section 10.25 of the Agreements:

                  Section 10.25. CPLP. Notwithstanding anything in this Agreement to the contrary (including the final paragraph of Section
         10.7 hereof), until the first date as of which (i) the property and assets of CPLP and each of its Subsidiaries have become part of the General Collateral and are subjected to the Lien of the Security Documents and (ii) CPLP and

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         each of its Subsidiaries have become guarantors under the Subsidiary
         Guarantee and assignors under the Subsidiary Security Agreement in accordance with Section 10.14 and 10.16 hereof (such date, the "CPLP Security Date"), provided that (A) the security interest granted by CPLP pursuant to the Subsidiary Security Agreement may be subject and subordinate to the first priority Lien on the assets of CPLP held by the Company to secure the obligations of CPLP under the Intercompany Note and the Intercompany Loan Agreement, upon terms and conditions satisfactory to the Collateral Agent, (B) the security interest granted by any Subsidiary of CPLP pursuant to the Subsidiary Security Agreement may be subject and subordinate to the first priority Lien on the assets of such Subsidiary held by the Company to secure the obligation of such Subsidiary to guarantee (the "CPLP Subsidiary Guaranty") the obligations of CPLP under the Intercompany Note and the Intercompany Loan Agreement, upon terms and conditions satisfactory to the Collateral Agent, (C) the Subsidiary Guarantee of each Subsidiary of CPLP may be subject and subordinate to the guaranty of such Subsidiary in favor of the Company pursuant to the CPLP Subsidiary Guaranty of such Subsidiary, upon terms and conditions satisfactory to the Collateral Agent, and (D) the Subsidiary Guarantee of CPLP may be subject and subordinate to the obligations of CPLP under the Intercompany Note and the Intercompany Loan, upon terms and conditions satisfactory to the Collateral Agent:

                           (a) Investments. The Company will not, and will not
                  permit any Restricted Subsidiary (other than CPLP and its Subsidiaries) (each, a "Non-CPLP Restricted Subsidiary") to, directly or indirectly, make or own any Investment in CPLP or any of its Subsidiaries, except for Investments in CPLP or its Subsidiaries permitted under Sections 10.3(b), (c), (d) and
                  (e) and Section 10.25(b) hereof; provided, however, that the aggregate net book value (as determined in good faith by the General Partner) of all such Investments made pursuant to Sections 10.3(b) and (c) (the "Capped Investments") in any fiscal year shall not, together with any CPLP Acquisitions and PP&E Transfers made in such fiscal year pursuant to Section
                  10.23 and Section 10.25(b)(iii), respectively, in the aggregate, exceed the PP&E Acquisition/Investment/Transfer Limit for such fiscal year.

                           (b) Asset Transfers. The Company will not, and will
                  not permit any Non-CPLP Restricted Subsidiary to, directly or indirectly, sell, lease, convey or otherwise transfer, directly or indirectly, any of its assets to CPLP or any Subsidiary of CPLP, including by way of a Sale and Lease-Back Transaction (each, a "Transfer"), except that:

                                    (i) the Company may, and may permit any
                           Non-CPLP Restricted Subsidiary to, Transfer to CPLP or any of

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                           its Subsidiaries assets, provided that (A) such
                           assets ("Non-PP&E Assets") would not, in accordance with the past practice of the Company, be classified and accounted for as "property, plant and equipment" on the consolidated balance sheet of the Company and the Restricted Subsidiaries, (B) the consideration paid by CPLP or its Subsidiaries to the Company or a Non-CPLP Restricted Subsidiary for such Non-PP&E Assets is at least equal to the transferor's aggregate net book value therefor and (C) the aggregate amount of propane inventory (by number of gallons) of CPLP and its Subsidiaries shall not at any time exceed 40% of the aggregate amount of propane inventory (by number of gallons) of the Company and the Restricted Subsidiaries;

                                    (ii) the Company may, and may permit any
                           Non-CPLP Restricted Subsidiary to, Transfer to CPLP or any of its Subsidiaries assets in exchange for other assets used in the line of business permitted under Section 10.8(c) and having a fair market value (as determined in good faith by the General Partner and the Managing General Partner (as defined in the CPLP Partnership Agreement) of CPLP) not less than that of the assets so Transferred (so long as the assets Transferred to the Non-CPLP Restricted Subsidiary or to the Company shall become part of the General Collateral and shall be subjected to the Lien of the Security Documents);

                                    (iii) the Company may, and may permit any
                           Non-CPLP Restricted Subsidiary to, Transfer (a "PP&E Transfer") to CPLP or any of its Subsidiaries assets that would, in accordance with the past practice of the Company, be classified and accounted for as "property, plant and equipment" on the consolidated balance sheet of the Company and the Restricted Subsidiaries ("PP&E Assets") (together with associated working capital), provided that (A) the aggregate net book value (as determined in good faith by the General Partner) of all PP&E Assets that are Transferred by the Company or a Non-CPLP Restricted Subsidiary to CPLP or any of its Subsidiaries in any fiscal year shall not, together with any CPLP Acquisitions and Capped Investments made in such fiscal year pursuant to Section 10.23 and Section 10.25(a), respectively, in the aggregate, exceed the PP&E Acquisition/Investment/ Transfer Limit for such fiscal year, (B) the consideration paid by CPLP or its Subsidiaries to the Company or any Non-CPLP Restricted Subsidiary for

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                           such PP&E Assets is at least equal to the
                           transferor's net book value therefor, and (C) the aggregate net book value of all PP&E Assets of CPLP and its Subsidiaries shall not at any time exceed the sum of (1) 33-1/3% of the aggregate net book value of all PP&E Assets of the Company and its Restricted Subsidiaries and (2) $70,000,000; and

                                    (iv) the limitations contained in Sections
                           10.23(b) and (c) and Sections 10.25(b)(iii)(A) and
                           (C) shall not apply to or prohibit or otherwise restrict (A) any Investment in CPLP or any of its Subsidiaries permitted by Section 10.25(a), (B) any lease of real or personal property from the Company or a Restricted Subsidiary (other than CPLP and its Subsidiaries), as lessor, to CPLP or a Subsidiary of CPLP, as lessee, where the interest of the lessee in the leased assets is expressly subject to the Liens created by the Security Documents securing Indebtedness evidenced by the Notes, (C) any Transfer of assets by the Company or any Non-CPLP Restricted Subsidiary to CPLP or any of its Subsidiaries if (1) such assets consist of the proceeds, or assets purchased or subsequently funded with the proceeds, of a sale of equity interests or debt of the Public Partnership or the General Partner to an entity other than the Company or any Restricted Subsidiary, (2) such Transfer is made within one year of such equity or debt sale and (3) in the case of a subsequent funding, such proceeds are used to repay Parity Debt of the Company (other than Indebtedness incurred pursuant to Section 10.1(e) or 10.1(f) (to the extent such Indebtedness incurred pursuant to Section 10.1(f) is used to repay Indebtedness or letter of credit obligations incurred and outstanding under the Revolving Credit Facility)) or Indebtedness incurred by the Company to make Acquisitions of assets that have been Transferred to CPLP, or (D) any CPLP Acquisition (1) if the assets acquired are purchased in exchange for equity interests or debt of the Public Partnership or the General Partner or (2)(x) if the assets acquired are purchased or subsequently funded with the proceeds of a sale of equity interests or debt by the Public Partnership or the General Partner to an entity other than the Company or any Restricted Subsidiary, (y) such CPLP Acquisition is made within one year of such equity or debt sale and (z) in the case of a subsequent funding, such proceeds are used to repay Parity Debt of the Company (other than Indebtedness incurred pursuant to Section 10.1(e) or 10.1(f) (to the extent such Indebtedness incurred pursuant to Section 10.1(f) is used to repay Indebtedness or letter of credit obligations incurred and outstanding under the Revolving Credit Facility)) or Indebtedness incurred by CPLP (and owing to the Company) or the Company to make CPLP Acquisitions.

                  In addition, without regard to the restrictions of the PP&E Acquisition/Investment/Transfer Limit set forth in Section 10.23(c), Section 10.25(a), Section 10.25(b)(iii)(A) above, the Company may contribute to CPLP or its Subsidiaries, within one year after the Amendment Effective Date, PP&E Assets having an aggregate net book value (as determined in good faith by the General Partner) at the time of contribution not exceeding $120,000,000 (together with associated working capital) (such assets are referred to herein collectively as the "Drop Down Assets"), provided, that the Company shall make no contribution of Drop Down Assets unless (i) no Default or Event of Default has occurred and is continuing or would result from any such contribution and (ii) the Company shall give the Collateral Agent written notice of each such contribution of Drop Down Assets substantially concurrently with the consummation thereof and (iii) the consideration paid by CPLP or its Subsidiaries to the Company for such Drop Down Assets is at least equal to the transferor's net book value therefor.

                           (c) CPLP Partnership Agreement, Intercompany Loan and
                  Note. The Company will not, and will cause its Subsidiaries to not, (i) permit the CPLP Partnership Agreement, as in effect on the date hereof, to be amended, modified or supplemented in any respect if such amendment, modification or supplement would adversely affect the rights or powers of the Managing General Partner, or any successor General Partner (each as defined in the CPLP Partnership Agreement), with respect to the liquidation, dissolution or winding-up of the affairs of CPLP or any disposition of assets, discharge of liabilities or distribution of assets in connection therewith (including but not limited to any modification to Section 12.1 of the Partnership Agreement) or (ii) permit CPLP to admit any Person as a Class A Limited Partner or any Managing General Partner (as defined in the CPLP Partnership Agreement) unless all of the capital stock of such Person has been pledged to the Collateral Agent for the benefit of the holders of the Notes.

                           (d) Trade Accounts Payable. The Company will not
                  permit CPLP and its Subsidiaries to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to an aggregate amount of trade accounts payable (including but not limited to amounts owed under equipment leases) in excess of $15,000,000 at any time, provided that the amount of any (a) Taxes, fines or penalties owing by CPLP and its Subsidiaries to any Governmental Authority and (b) obligations of CPLP and its Subsidiaries owing to the Company or any Restricted Subsidiary, shall in each case be excluded from the calculation of the aggregate amount of trade accounts payable pursuant to this Section 10.25(d).

         In addition, both prior to and after the CPLP Security Date, the Company will not, and will cause its Subsidiaries to not, permit the Intercompany Note to be amended, modified or supplemented in any respect if such amendment, modification or supplement would materially and adversely affect the rights of the holder of the Intercompany Note (in its capacity as a holder of the Intercompany Note), including, without limitation, any modification of the July 19, 2009, maturity date of the outstanding principal amount thereunder.

                  (m) Section 11(d) of the Agreements is hereby amended to read in its entirety as follows:

                  (d) the Company, any Restricted Subsidiary, the General Partner or Petrolane shall default in the performance of or compliance with any other term contained in this Agreement or contained in any of the other Financing Documents or any License Agreement, and such default shall not have been remedied within 45 days (30 days in the case of any such default under Section 10.23) after such default shall first have become known to any Responsible Officer or written notice thereof shall have been received by a Responsible Officer; provided, however, that defaults under any Mortgage (other than under any Specified Mortgage) shall not constitute an Event of Default under this subdivision (d) unless such default shall not have been remedied within the applicable 45-day period and (x) applies to Mortgages covering Mortgaged Property having an aggregate fair market value at the time of at least $1,000,000, or (y) would cost in excess of $1,000,000 to cure or would present a reasonable likelihood of resulting in liability to the Company or the Restricted Subsidiaries in excess of $1,000,000 or
         (z) would result in a Material Adverse Effect; or

                  (n) The following definitions are hereby added to Section 13.1 of the Agreements in their respective appropriate alphabetical order:

                  "Acquisition" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

                  "Amendment Effective Date" means the date of satisfaction or waiver of all of the conditions set forth in Section 4 of the Fifth Amendment.

                  "AmeriGas Eagle Parts & Service" means AmeriGas Eagle Parts & Service, Inc., a Delaware corporation.

                  "Atlantic Energy" means Atlantic Energy, Inc., a Delaware corporation.

                  "Columbia" means Columbia Propane Corporation, a Delaware corporation.

                  "CPH" means CP Holdings, Inc., a Delaware corporation.

                  "CPLP" means Columbia Propane, L.P., a Delaware limited partnership.

                  "CPLP Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of National Propane, L.P. (renamed CPLP), dated as of July 19, 1999, by and among Columbia, CPH, and National Propane Corporation, as amended from time to time in accordance with the terms thereof.

                  "Fifth Amendment" means the Fifth Amendment and Consent and Waiver dated as of August 1, 2001, to the Agreements.

                  "Intercompany Loan Agreement" means that certain Loan Agreement, dated July 19, 1999, between National Propane, L.P. (renamed
         CPLP) and Columbia, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Intercompany Note" means that certain Promissory Note, dated July 19, 1999, by CPLP in favor of the Company by endorsement from Columbia in the original principal amount of $137,997,000, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "National Propane Purchase Agreement" means that certain Purchase Agreement, dated April 5, 1999, by and among CPLP, CPH, Columbia, National Propane Partners, L.P., National Propane Corporation, National Propane SGP, Inc. and Triarc Companies, Inc., as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Series E First Mortgage Notes" means the First Mortgage Notes, Series E, in an aggregate principal amount of $80,000,000, issued pursuant to that certain Note Agreement, dated as of March 15, 2000, among the Company, the General Partner and the purchasers named in Schedule I thereto.

                  "Special Rating" means a risk-based capital factor attributable to Indebtedness for purposes of generally applicable state insurance regulations for life, health and disability insurance companies, substantially equivalent to an investment grade rating issued by a nationally recognized credit rating agency.

                  "Taxes" means all federal, state, local or foreign taxes, governmental fees or like charges of any kind whatsoever, whether disputed or not.

                  (o) The definition of "Wholly-Owned" contained in Section 13.1 of the Agreements is hereby amended by adding the following proviso at the end thereof "; provided, that, for the purposes of this Agreement, (i) CPLP shall be deemed a "Wholly-Owned" Subsidiary of the Company for so long as the Company directly or indirectly owns at least 99% of the Capital Stock of CPLP and 100% of the general partnership interest therein and (ii) AmeriGas Eagle Parts & Service shall be deemed a "Wholly-Owned" Subsidiary of the Company for so long as (i) CPLP remains a Restricted Subsidiary and (ii) CPLP directly or indirectly owns at least 100% of the Capital Stock of AmeriGas Eagle Parts & Service".

                  (p) Section 13.1 of the Agreements is hereby amended by deleting the definition of "EBIT" in its entirety and substituting the following definition therefor:

                  "EBIT" means, for any period, the Company's and its Restricted Subsidiaries' consolidated net income (not including extraordinary gains or losses, other than losses arising from reserves established in connection with the Tax Indemnity Provisions (as defined in the National Propane Purchase Agreement)) plus interest charges and income tax expense in each case for such period, as determined in accordance with GAAP.

                  (q) Section 13.1 of the Agreements is hereby amended by deleting the definition of "Parity Debt" in its entirety and substituting the following definition therefor:

                  "Parity Debt" means Indebtedness of the Company incurred in accordance with Section 10.1(a), 10.1(b), 10.1(e), 10.1(f) or 10.1(k)
         and secured by the respective Liens of the Security Documents in accordance with Section 10.2(j), (k), (l) or (m).

                  (r) The definition of "Restricted Payment" contained in
Section 13.1 of the Agreements is hereby amended by adding the following at the end thereof "; or (c) any indemnification payment made by CPLP, CPH or Columbia pursuant to the indemnity provisions described in Items 13-17 of Annex I to the Fifth Amendment, including any payment made by the Company to Columbia pursuant to the "Keep Well" Agreement described in Item 12 of Annex I to the Fifth Amendment".

                  (s) The following provision is hereby added as Section 18.3 of the Agreements:

                           18.3 Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes even if such holder did not consent to such waiver or amendment.

                  SECTION 2. Consents. On the terms of this Fifth Amendment and Waiver and subject to the satisfaction of all of the conditions precedent set forth below in Section 4, the Holders hereby consent to the Transactions; provided, that in the event of any conflict between the provisions of the Agreements, as amended and supplemented by this Fifth Amendment and Waiver, and those of Annex I hereto, the provisions of the Agreements, as so amended and supplemented, shall control.

                  SECTION 3. Waivers. On the terms of this Fifth Amendment and Waiver and subject to the satisfaction of all of the conditions precedent set forth below in Section 4:

                  (a) Waiver of Certain Investment Restrictions. The Holders hereby permanently waive compliance with the Investment restrictions set forth in Section 10.3 and 10.25(a) of the Agreements, as amended by this Fifth Amendment and Waiver, with respect to (i) the Intercompany Note and (ii) the Investment by Columbia in Atlantic Energy as described in Item 11 of Annex I; provided, that the aggregate principal amount outstanding under the Intercompany Note shall not exceed $137,997,000. Subject to the proviso of the preceding sentence, the foregoing waiver shall hereafter permanently exclude the amount of each such Investment from any calculation of "Investment Limit" or "Annual Limit" made under Section 10.3(c) of the Agreements; provided, that the amount of any Investments made by Columbia and its Affiliates in Atlantic Energy after the Amendment Effective Date shall be included in the calculation of "Investment Limit" and "Annual Limit" in accordance with Section 10.3(c) of the Agreements and such Investments shall otherwise comply with Section 10.3(c).

                  (b) Waiver of Certain Guaranty Restrictions. The Holders hereby permanently waive compliance with the Guaranty restrictions of Section
10.3 of the Agreements with respect to (i) the obligations of the Company, CPLP, Columbia and CPH for those indemnities described in Items 13 through 17 of Annex I and (ii) the indemnification and guarantee obligations of the Company under the Acquisition

Agreement, as in effect on the Amendment Effective Date, and the "Keep Well" Agreement described in Item 12 of Annex I, as in effect on the Amendment Effective Date.

                  (c) Waiver of Certain Subsidiary Guaranty, Lien and Subsidiary Mortgage Requirements. The Holders hereby waive compliance, until the earliest of (i) 180 days after the expiration of the Debt Indemnity (as defined in Item 14 of Annex I hereto) provided under the National Propane Purchase Agreement,
(ii) the purchase by CPLP of the partnership interest of the Special Limited Partner (as defined in the CPLP Partnership Agreement) in CPLP pursuant to the Special Limited Partner's put option under Section 4.5 of the CPLP Partnership Agreement and (iii) the purchase by CPLP of the partnership interest of the Special Limited Partner in CPLP pursuant to CPLP's call option under Section 4.5 of the CPLP Partnership Agreement, with the provisions of Section 10.14 (Subsidiary Guarantors) and Section 10.15 (New Mortgages; Conveyance Agreements) of the Agreements with respect to (A) CPLP, or any Subsidiary of CPLP, including, without limitation, AmeriGas Eagle Parts & Service, becoming a guarantor under the Subsidiary Guarantee or an assignor under the Subsidiary Security Agreement, (B) the obligations of the Company to cause CPLP, or any Subsidiary of CPLP, including, without limitation, AmeriGas Eagle Parts & Service, to execute and deliver to the Collateral Agent first priority Mortgages in accordance with Section 10.14 and Section 10.15 of the Agreements, (C) the obligations of the Company and CPLP under Sections 10.14 through 10.16 of the Agreements and under the Subsidiary Security Agreement to provide to the Collateral Agent a first priority Lien in the assets of CPLP (including the Drop Down Assets and the Capital Stock of AmeriGas Eagle Parts & Service), and (D) the obligations of the Company and AmeriGas Eagle Parts & Service under Sections
10.14 through 10.16 of the Agreements and under the Subsidiary Security Agreement to provide to the Collateral Agent a first priority Lien in the assets of AmeriGas Eagle Parts & Service.

                  (d) Waiver of Lien on Capital Stock of Atlantic Energy. The Holders hereby permanently waive compliance with the obligations of the Company and Columbia under Section 10.14 of the Agreements and under the Subsidiary Security Agreement to provide to the Collateral Agent a Lien on the Capital Stock of Atlantic Energy.

                  SECTION 4. Conditions to Effectiveness of Section 1 Amendments, Section 2 Consents and Section 3 Waivers. The amendments set forth in Section 1, the consents set forth in Section 2 and the waivers set forth in
Section 3 of this Fifth Amendment and Waiver shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

                  (a) No Defaults. On the Amendment Effective Date (after giving effect to this Fifth Amendment and Waiver), no Default or Event of Default shall have occurred and be continuing.

                  (b) Fifth Amendment. Each of the Obligors and the Required Holders shall have executed this Fifth Amendment and Waiver, and counterparts hereof bearing the signatures of the Obligors shall have been delivered to the Holders together with a notice from the Company to each Holder as to the satisfaction of this condition.

                  (c) Other Amendments. Each of the Holders shall have received copies of the duly executed (i) First Amendment and Consent and Waiver to the Note Agreement, dated as of March 15, 2000, by and among the Company, the General Partner and the noteholders signatory thereto (the "First Amendment to the Series E Note Agreement"), (ii) Second Amendment and Consent and Waiver to the Note Agreement, dated as of March 15, 1999, by and among the Company, the General Partner and the noteholders signatory thereto (the "Second Amendment to the Series D Note Agreement"), and (iii) the Fifth Amendment and Consent and Waiver to the Amended and Restated Credit Agreement, dated as of September 15, 1997, by and among the Company, the General Partner, Petrolane Incorporated, Bank of America, N.A., as agent, and each of the financial institutions signatory thereto (the "Fifth Amendment to the Amended and Restated Credit Agreement"), and the terms of such documents shall be substantially similar to the terms of this Fifth Amendment and Waiver.

                  (d) Fees. The Company shall have paid to each Holder a fee equal to the product of (i) 0.0040 and (ii) the outstanding principal amount of the Notes then held by such Holder (the "Amendment Fee"); provided, that no other holder of Indebtedness of the Obligors shall receive any greater amount of consideration (calculated based upon each $1,000 principal amount of Indebtedness of the Obligors held by each holder or, in the case of any Bank (as defined in the Intercreditor Agreement), $1,000 of the Commitments (as defined in the Intercreditor Agreement) of such Bank), for its consent to the transactions contemplated by this Fifth Amendment and Waiver.

                  (e) Collateral Documents. On or before the Amendment Effective Date, the Collateral Agent shall have received, on behalf of the Holders, (i) a joinder agreement in respect of the Subsidiary Guarantee duly executed by each of Columbia and CPH in favor of the Collateral Agent, (ii) a joinder agreement in respect of the Subsidiary Security Agreement duly executed by each of Columbia and CPH in favor of the Collateral Agent, (iii) a pledge by the Company in favor of the Collateral Agent, in form and substance satisfactory to the Collateral Agent, providing the Collateral Agent with a first priority perfected security interest in the Intercompany Note and any other agreements evidencing indebtedness owed by CPLP or its Subsidiaries to the Company, (iv) any documents or instruments reasonably requested by the Collateral Agent to evidence the pledge by the Company and CPH of the Capital Stock of CPLP held by the Company and CPH, respectively, which pledge shall provide the Collateral Agent with a first priority perfected security interest in such Capital Stock, (v) any documents or instruments reasonably requested by the Collateral Agent to evidence the pledge by the Company of the Capital Stock of Columbia held by the Company, which pledge shall provide the Collateral Agent with a first priority perfected security interest in such Capital Stock, (vi) any documents or instruments reasonably requested by the Collateral Agent to evidence the pledge by Columbia of the Capital Stock of CPH held by Columbia, which pledge shall provide the Collateral Agent with a first priority perfected security interest in such Capital Stock, and (vii) an amendment to the General Security Agreement and the Subsidiary Security Agreement, each in form and substance satisfactory to the Collateral Agent, (A) adding "investment property" to the description of the Collateral, (B) correcting the account number of the Cash Concentration Account (as defined in each of the General Security Agreement and the Subsidiary Security Agreement) and (C) permitting the Company and its Restricted Subsidiaries to transfer amounts from the Cash Concentration Account to one or more permitted investment accounts for the purpose of making temporary investments.

                  (f) Collateral. On or before the Amendment Effective Date, the Collateral Agent shall have received, as pledgee, (i) all Capital Stock of Columbia, CPH and CPLP (other than the Capital Stock of CPLP owned by National Propane Corporation), together with executed and undated stock powers, and (ii) the Intercompany Note, together with an endorsement by Columbia to the Company and by the Company in blank.

                  (g) Financing Statements. On or before the Amendment Effective Date, the Company, Columbia and CPH shall have duly authorized, executed and delivered proper Financing Statements (Form UCC-1) fully executed for filing under the Uniform Commercial Code or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Documents.

                  (h) Perfection of Security Interests. On or before the Amendment Effective Date, the Collateral Agent shall have received evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents (other than recording and other than actions necessary or desirable to perfect the security interests of the Collateral Agent in the vehicles acquired by the Company, which security interests will be perfected in accordance with Section 2.7 of the General Security Agreement) have been taken.

                  (i) Information Regarding Intercompany Loan Agreement and Intercompany Note. On or before the Amendment Effective Date, the Collateral Agent shall have received resolutions of the board of directors of the general partner of CPLP ratifying the due authorization, execution, delivery and enforceability of the Intercompany Loan Agreement, as amended through the Amendment Effective Date, and the Intercompany Note and such other matters incident to the transactions contemplated herein as the Collateral Agent may reasonably request.

                  (j) Reliance Letter. On or before the Amendment Effective Date, the Collateral Agent shall have received a copy of the opinion of Baker & Botts L.L.P., special counsel for the Company delivered in connection with the closing of the Transactions, together with a letter from Baker & Botts L.L.P. authorizing reliance thereon by the Collateral Agent and the Secured Creditors (as defined in the Intercreditor Agreement).

                  (k) Officer's Certificate. The Company shall have delivered to the Holders an Officer's Certificate to the effect that the conditions set forth in subsections (a) through (i) of this Section 4 have been satisfied.

                  (l) Opinion. The Company shall have delivered to the Holders an opinion of Morgan, Lewis & Bockius LLP, in substantially the form of Exhibit B hereto.

                  SECTION 5. Direction Notices. Pursuant to Sections 3(b) and 8(b) of the Intercreditor Agreement, the undersigned hereby authorizes and directs the Collateral Agent and, where appropriate, the Cash Collateral Sub-Agent, to:

                           (a) execute and deliver any and all documents or instruments necessary or desirable to release the Collateral Agent's existing first priority Liens on the Drop Down Assets;

                           (b) execute and deliver an amendment to the Intercreditor Agreement in substantially the form attached as Exhibit A hereto;

                           (c) execute and deliver amendments to the Security Documents to add "investment property" of the Company and its Restricted Subsidiaries to the General Collateral, to correct the account number of the Cash Concentration Account, to amend the definition of "Parity Debt" to include debt issued pursuant to Section 10.1(k) of the Note Agreements and to permit the Company to transfer amounts from the Cash Concentration Account to one or more permitted investment accounts for the purpose of making Investments;

                           (d) execute and deliver a joinder agreement to the Subsidiary Security Agreement to add Columbia and CPH as assignors thereunder;

                           (e) execute, deliver and record new Security
         Documents to add the real and personal property of Columbia and CPH to the General Collateral;

                           (f) execute and deliver a joinder agreement to the Subsidiary Guarantee to add Columbia and CPH as guarantors thereunder; and

                           (g) execute, deliver, file or record such other documents, agreements or instruments, and take such action, as the Collateral Agent reasonably believes to be necessary or desirable in furtherance of any of the foregoing.

         Each of the undersigned Holders acknowledges and agrees that (i) neither CPLP nor any of its Subsidiaries, including, without limitation, AmeriGas Eagle Parts & Service, will execute the Subsidiary Security Agreement, the Subsidiary Guarantee or otherwise guarantee or pledge any of their respective assets to secure the Obligations, (ii) no Liens on any real or personal property of CPLP or any of its Subsidiaries, including, without limitation, AmeriGas Eagle Parts & Service, will be granted to or held by the Collateral Agent for the benefit of the Secured Creditors, (iii) although Columbia owns 50% of the Capital Stock of Atlantic Energy neither the Collateral Agent nor any Secured

Creditor will receive a pledge of such Capital Stock, (iv) the Collateral Agent will not receive lien searches on any of the real or personal property of Columbia, CPH, AmeriGas Eagle Parts & Service or CPLP prior to the consummation of the Acquisition, and (v) neither the Collateral Agent nor any Secured Creditor will receive any opinions of counsel as to the perfection or priority of the Liens granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents.

                  SECTION 6. Miscellaneous.

                  (a) Agreement; Terms. Except as expressly amended hereby, the Agreements shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and this Fifth Amendment and Waiver shall not be deemed to waive or amend any provision of the Agreements or the Intercreditor Agreement except as expressly set forth herein. As used in the Agreements, the terms "this Agreement," "herein," "hereinafter," "hereunder," "hereto" and words of similar import shall mean and refer to, from and after the Amendment Effective Date, unless the context otherwise specifically requires, the respective Agreement as amended by this Fifth Amendment and Waiver.

                  (b) Binding Agreement. In connection with any distribution of this Fifth Amendment and Waiver to the Holders for execution thereof, the Company shall include in such distribution a counterpart hereof bearing the signatures of the Obligors. If after receipt of such distribution, the Required Holders have executed this Fifth Amendment and Waiver and have delivered counterparts of this Fifth Amendment and Waiver to the Company, this Fifth Amendment and Waiver (other than the provisions of Section 1, 2 and 3 hereof, which shall only be effective upon satisfaction of all of the conditions set forth in Section 4 hereof) shall become effective and shall be a binding and enforceable agreement between the Obligors and the Holders, including the obligation of the Company to pay the portion of the Amendment Fee described in
Section 6(e) below.

                  (c) Headings. Section headings in this Fifth Amendment and Waiver are included herein for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  (d) Counterparts. This Fifth Amendment and Waiver may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Fifth Amendment and Waiver by delivering by facsimile transmission a signature page of this Fifth Amendment and Waiver signed by such party, and such facsimile signature shall be treated in all respects as having the same effect as an original signature.

                  (e) Fees and Expenses. Promptly after execution and delivery of this Fifth Amendment and Waiver by the Required Holders, the Company shall pay to each Holder 32.5% of the Amendment Fee, regardless of whether the other conditions to effectiveness of Sections 1, 2 and 3 of this Fifth Amendment and Waiver set forth herein are satisfied at the time of such payment or at any future time. In addition, promptly after execution and delivery of (a) the First Amendment to the Series E Note Agreement by the holders of at least 51% in aggregate principal amount of the outstanding Series E First Mortgage Notes, (b) the Second Amendment to the Series D Note Agreement by the holders of at least 51% in aggregate principal amount of the outstanding Series D First Mortgage Notes and (c) the Fifth Amendment to the Amended and Restated Credit Agreement by the Required Banks (as defined in the Intercreditor Agreement), the Company shall pay to each Holder an additional 17.5% of the Amendment Fee, regardless of whether the other conditions to effectiveness of Sections 1, 2 and 3 of this Fifth Amendment and Waiver set forth herein are satisfied at the time of such payment or at any future time. The payment of the remaining portion of the Amendment Fee shall remain a condition to the effectiveness of Sections 1, 2 and 3 hereof in accordance with Section 4(d) hereof. In addition, the Company agrees to pay all reasonable out-of-pocket expenses incurred by the Holders in connection with the preparation of this Fifth Amendment and Waiver, including, but not limited to, the fees, charges and disbursements of one outside special counsel for the Holders as provided for in Section 16.1 of the Agreements. In furtherance of the foregoing, on the Amendment Effective Date the Company will pay or cause to be paid the fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the Amendment Effective Date) of Willkie Farr & Gallagher, your special counsel, which are reflected in the statement of such special counsel submitted to the Company at least three Business Days prior to the Amendment Effective Date. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the Amendment Effective Date to the extent such disbursement and other charges exceed estimated amounts paid as aforesaid).

                  (f) Governing Law. This Fifth Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflicts of law rule which might result in the application of the laws of any other jurisdiction).

                  (g) Ratification and Confirmation of Security Documents. The Company hereby ratifies and confirms the provisions of the Security Documents for the benefit from time to time of the holders of the Notes.

                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment and Waiver to be executed as of the date first above written.

                                        AMERIGAS PROPANE, L.P.

                                        By:  AmeriGas Propane, Inc.,
                                             its general partner

                                        By:
                                             -----------------------------------
                                             Name:  Robert W. Krick
                                             Title: Treasurer



                                             AMERIGAS PROPANE, INC.

                                        By:
                                             -----------------------------------
                                             Name:  Robert W. Krick
                                             Title: Treasurer



                                             PETROLANE INCORPORATED

                                        By:
                                             -----------------------------------
                                             Name:  Robert W. Krick
                                             Title: Treasurer




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                             AMERICA (registered holder of Notes
                                             #RA-1, RA-2, RA-4 and RA-5)

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        PRUCO LIFE INSURANCE COMPANY OF AMERICA
                                             (registered holder of Note #RA-3)

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        METROPOLITAN LIFE INSURANCE COMPANY
                                             (registered holder of Note #RB-1)

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                             U.S. (registered holder of Note
                                             #RC-1)

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        CIG & CO. (registered holder of Notes
                                            #RC-2, RC-3, RC-4, RC-6 and RC- 14
                                            (beneficially owned by Connecticut
                                            General Life Insurance Company) and
                                            Note #RC-13 (beneficially owned by
                                            Life Insurance Company of North
                                            America))

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        TEACHERS INSURANCE AND ANNUITY
                                             ASSOCIATION OF AMERICA (registered
                                             holder of Note #RC-10)

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        TRAL & CO (registered holder of Note
                                             #RC-11 (beneficially owned by
                                             Travelers Insurance Company))

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        CUDD & CO (registered holder of Note
                                        #RC-16 (beneficially owned by Travelers
                                        Insurance Company))

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        NATIONWIDE LIFE INSURANCE COMPANY
                                             (registered holder of Note #RC-17)

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                        NATIONWIDE MUTUAL INSURANCE COMPANY
                                             (registered holder of Note #RC-18)

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




[Signature Pages to Fifth Amendment and Consent and Waiver]

                                                                       EXHIBIT A

                                 FIRST AMENDMENT
                      TO INTERCREDITOR AND AGENCY AGREEMENT

         This FIRST AMENDMENT TO INTERCREDITOR AND AGENCY AGREEMENT (this "Amendment"), dated as of August 1, 2001, is entered into by and among AMERIGAS PROPANE, L.P., a Delaware limited partnership (the "Company"), AMERIGAS PROPANE, INC., a Pennsylvania corporation (the "General Partner"), PETROLANE INCORPORATED, a Pennsylvania corporation ("Petrolane"; the Company, the General Partner, Petrolane and each of the Company's Restricted Subsidiaries are, collectively, the "General Obligors"), and BANK OF AMERICA, N.A. acting pursuant to a direction notice given in accordance with Section 8(a) of the Intercreditor Agreement (formerly Bank of America National Trust and Savings Association), a national banking association, in its capacity as Collateral Agent for the Secured Creditors (the "Collateral Agent"), and amends that certain Intercreditor and Agency Agreement, dated as of April 19, 1995 (as the same is in effect immediately prior to the effectiveness of this Amendment, the "Existing Intercreditor Agreement" and as the same may be amended, supplemented or modified and in effect from time to time, the "Intercreditor Agreement"), by and among the General Obligors, the original purchasers of the Notes as set forth in Schedule I to the Existing Intercreditor Agreement (as defined below) and any successors of assigns thereof (the "Note Holders"), BANK OF AMERICA, N.A., in its capacity as Agent under the Intercreditor Agreement and any successors or assigns thereof (in such capacity, the "Agent"), the Collateral Agent and MELLON BANK, N.A., a national banking association, in its capacity as Cash Collateral Sub-Agent for the Secured Creditors (the "Cash Collateral Sub-Agent"). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Intercreditor Agreement, and the rules of interpretation set forth in Section 1.2 of the Intercreditor Agreement shall be applicable to this Amendment.

                                     RECITAL

         The Company has requested certain amendments of the Existing Intercreditor Agreement, and the Secured Creditors are willing to agree to so amend the Existing Intercreditor Agreement on the terms and subject to the conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                  SECTION 1. Amendment. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in
Section 2:

                           (a) The definition of Parity Debt in Appendix A of
the Existing Intercreditor Agreement is hereby amended and restated in its entirety as follows:

                           "Parity Debt" Indebtedness of the Company that is (a)
                  incurred in accordance with (i) Section 10.1(a), 10.1(b), 10.1(e), 10.1(f) or 10.1(k) of the Note Agreements and (ii) Sections 8.1(a), 8.1(b), 8.1(e), 8.1(f) and 8.1(l) of the
                  Credit Agreement (other than Indebtedness evidenced by the Notes or the Bank Notes, but including in any event the Public Notes) and (b) secured by the respective Liens of the Security Documents in accordance with (i) Section 10.2(j), 10.2 (k),
                  10.2 (l) or 10.2 (m) of the Note Agreements and (ii) Section 8.3(j), 8.3(k), 8.3(l) or 8.3(m) of the Credit Agreement.

                           (b) Section 6(a)(ii) of the Existing Intercreditor
Agreement is hereby amended by replacing subsection (2) therein with the following:

                  together with evidence that the incurrence of the Indebtedness to be issued under the New Parity Debt Agreements complies with the terms of Section 10.1(a), 10.1(b), 10.1(e), 10.1(f)
                  or 10.1(k) of the Note Agreements and Section 8.1(a), 8.1(b), 8.1(e), 8.1(f) or 8.1(l)of the Credit Agreement;

                           (c) Section 2(c) in Exhibit A of the Existing
Intercreditor Agreement is hereby amended by replacing such Section 2(c) with the following:

                  as evidenced by the calculations contained in the attached schedule, the Indebtedness to be issued under the New Parity Debt Agreement complies with the terms of Section 10.1(a), 10.1(b), 10.1(e), 10.1(f) or 10.1(k) of the Note Agreements
                  and Section 8.1(a), 8.1(b), 8.1(e), 8.1(f) or 8.1(l) of the
                  Credit Agreement.

                  SECTION 2. Conditions to Effectiveness. The amendments set forth in Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

                           (a) On or before the Amendment Effective Date, the
                  Collateral Agent shall have received, on behalf of the Secured Creditors, this Amendment, duly executed and delivered by each of the General Obligors and by the Collateral Agent acting pursuant to a Direction Notice.

                           (b) On or before the Amendment Effective Date, all
                  corporate, partnership and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as they may reasonably request.

                  SECTION 3. The General Obligors' Representations and Warranties. In order to induce the Secured Creditors to enter into this Amendment and to amend the Existing Intercreditor Agreement in the manner provided in this Amendment, each General Obligor represents and warrants to each Secured Creditor as of the Amendment Effective Date as follows:

                           (a) Power and Authority. The Company has all
                  requisite partnership power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Existing Intercreditor Agreement as amended by this Amendment (hereafter referred to as the "Amended Intercreditor Agreement"). The General Partner has all requisite corporate power and authority to enter into this Amendment in its individual capacity and in its capacity as the sole general partner of the Company and to carry out the transactions contemplated by, and perform its obligations under, the Amended Intercreditor Agreement. Petrolane has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amended Intercreditor Agreement. Each Restricted Subsidiary (other than Columbia Propane, L.P. and its Subsidiaries) has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amended Intercreditor Agreement.

                           (b) Authorization of Agreements. The execution and
                  delivery of this Amendment by the Company, the General Partner, Petrolane and each Restricted Subsidiary (other than Columbia Propane, L.P. and its Subsidiaries) and the performance of the Amended Intercreditor Agreement by the Company, the General Partner, Petrolane and each such Restricted Subsidiary have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Company, the General Partner, Petrolane and each such Restricted Subsidiary.

                           (c) Enforceability. The Amended Intercreditor
                  Agreement constitutes the legal, valid and binding obligation of the Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party hereto enforceable against the Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party hereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

                           (d) No Conflict. The execution, delivery and
                  performance by each of the Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party hereto of this Amendment, and the performance by each of the Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party hereto of the Amended Intercreditor Agreement do not and will not (i) violate (x) any provision of the Partnership Agreement or the certificate or articles of incorporation or other Organization Documents of the Company, the General Partner, Petrolane or any of their respective Subsidiaries, (y) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, or

                  (z) any provision of any agreement or instrument to which the Company, the General Partner, Petrolane or any of their respective Subsidiaries is a party or by which any of its properties is bound, except (in the case of clauses (y) and (z) above) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect, or (ii) result in the creation of (or impose any express obligation on the part of the General Obligors to create) any Lien not permitted by Section 8.3 of the Credit Agreement and under Section 10.2 of the Note Agreements.

                           (e) Governmental Consents. No consent, approval or
                  authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance of this Amendment by the Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party hereto.

                           (f) Representations and Warranties in the
                  Intercreditor Agreement. The Company, the General Partner and Petrolane confirm that, as of the Amendment Effective Date, that no General Default or General Event of Default has occurred and is continuing.

                           (g) Liens. As of the Amendment Effective Date, there
                  are no Liens on the General Collateral other than Liens permitted under Section 8.3 of the Credit Agreement and under
                  Section 10.2 of the Note Agreements.

                           (h) Subsidiaries. As of the Amendment Effective Date,
                  the Company has no Restricted Subsidiaries other than AmeriGas Propane Parts & Service, Inc., AmeriGas Eagle Parts & Service, Inc., Columbia Propane, L.P. (to be renamed AmeriGas Eagle Propane, L.P.), CP Holdings, Inc. (to be renamed AmeriGas Eagle Holdings, Inc.) and Columbia Propane Corporation (to be renamed AmeriGas Eagle Propane, Inc.).

                  SECTION 4. Miscellaneous.

                           (a) Reference to and Effect on the Existing
Intercreditor Agreement and the Other Loan Documents.

                                    (i) Except as specifically amended by this
         Amendment and the documents executed and delivered in connection herewith, the Existing Intercreditor Agreement and the Security Documents shall remain in full force and effect and are hereby ratified and confirmed.

                                    (ii) The execution and delivery of this
         Amendment and performance of the Amended Intercreditor Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Banks under, the Existing Intercreditor Agreement or any Security Document.

                                    (iii) Upon the conditions precedent set
         forth herein being satisfied, this Amendment shall be construed as one with the Existing Intercreditor Agreement, and the Existing Intercreditor Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

                           (b) Fees and Expenses. The Company, the General
Partner and Petrolane acknowledge that all reasonable costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with
Section 11.4 of the Credit Agreement and Section 16.1 of the Note Agreements.

                           (c) Headings. Section and subsection headings in this
Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                           (d) Counterparts. This Amendment may be executed in
one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                           (e) Governing Law. This Amendment shall be governed
by and construed according to the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                        GENERAL OBLIGORS

                                        AMERIGAS PROPANE, L.P., a Delaware
                                        limited partnership

                                        By:  AMERIGAS PROPANE, INC.

                                        Its: General Partner

                                             By:
                                                  ------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------

                                        AMERIGAS PROPANE, INC.

                                             By:
                                                  ------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------



                                        PETROLANE INCORPORATED

                                             By:
                                                  ------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------



                                        AMERIGAS PROPANE PARTS & SERVICE, INC.

                                             By:
                                                  ------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------

         Each of the undersigned agrees to be bound by the terms and provisions of the Intercreditor Agreement and shall, as of the date hereof, be deemed to be a party to the Intercreditor Agreement.

                                        AMERIGAS EAGLE PARTS & SERVICE, INC.,
                                             a Delaware corporation

                                        By:
                                             -----------------------------------
                                             Name:  Robert W. Krick
                                             Title: Treasurer


                                        COLUMBIA PROPANE CORPORATION,
                                             a Delaware corporation

                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                        AMERIGAS EAGLE PROPANE, INC.,
                                             a Delaware corporation

                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                        COLUMBIA PROPANE, L.P.,
                                             a Delaware limited partnership

                                        By:  CP Holdings, Inc.

                                        Its: General Partner

                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                        AMERIGAS EAGLE PROPANE, L.P.,
                                             a Delaware limited partnership

                                        By:  AmeriGas Eagle Holdings, Inc.
                                        Its: General Partner

                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                        CP HOLDINGS, INC.,
                                             a Delaware corporation

                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                        AMERIGAS EAGLE HOLDINGS, INC.,
                                             a Delaware corporation

                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------



                                        COLLATERAL AGENT

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Collateral Agent

                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                                                       EXHIBIT B



                                 FORM OF OPINION




_______________, 2001

To each of the Holders party to the Fifth Amendment and and Consent and Waiver, dated as of _________, 2001, to the Note Agreements dated as of April 12, 1995, among AmeriGas Propane, L.P., AmeriGas Propane, Inc., Petrolane Incorporated and each of the Holders that are signatories thereto

Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section 4(l) of the Fifth Amendment and Consent and Waiver, dated as of _______, 2001 (the "Amendment and Waiver"), to the Note Agreements, dated as of April 12, 1995, by and among AmeriGas Propane, L.P., a Delaware limited partnership (the "Company"), AmeriGas Propane, Inc., a Pennsylvania corporation (the "General Partner"), Petrolane Incorporated, a Pennsylvania corporation ("Petrolane"), and each of the noteholders that are signatories thereto. Capitalized terms used and not otherwise defined herein shall have the meanings in this opinion as set forth in the Amendment and Waiver.

      We have acted as special counsel for AmeriGas Propane Parts and Service, Inc. (the "Existing Restricted Subsidiary"), Columbia Propane, L.P., a Delaware limited partnership ("CPLP"), CP Holdings, Inc., a Delaware corporation ("CPH"), AmeriGas Eagle Parts & Service, Inc., a Delaware corporation ("AEPS"), Columbia Propane Corporation, a Delaware corporation ("CPC", and collectively with CPH, AEPS and CPLP, the "New Restricted Subsidiaries"), Petrolane, the General Partner and the Company (collectively, the "Credit Parties") in connection with the Amendment and Waiver.

      In that connection, we have examined:

            1.    the Amendment and Waiver;

            2. the Note Agreements, dated as of April 12, 1995, by and among the Company, the General Partner, Petrolane and each of the noteholders listed in Schedule I to the Note Agreements, as amended by the First Amendment, dated as of September 12, 1997, the Second Amendment, dated as of September 15, 1998, the Third Amendment, dated as of March

                  23, 1999, and the Fourth Amendment, dated as of March 16, 2000 (as so amended, the "Note Agreements");

            3.    the Intercreditor Agreement;

            4. the First Amendment to Intercreditor and Agency Agreement, dated as of _______, 2001, by and among the Company, the General Partner, Petrolane, the Existing Restricted Subsidiary, CPC, CPH and the Collateral Agent (the "First Amendment to Intercreditor Agreement");

            5.    the General Security Agreement;

            6. the First Amendment to General Security Agreement, dated as of _________, 2001, by and among the Company, the Collateral Agent and the Cash Collateral Sub-Agent (the "First Amendment to General Security Agreement");

            7.    the Subsidiary Security Agreement;

            8. the First Amendment to Subsidiary Security Agreement, dated as of _________, 2001, by and among each Restricted Subsidiary party thereto, the Collateral Agent and the Cash Collateral Sub-Agent (the "First Amendment to Subsidiary Security Agreement");

            9. the Joinder No. 1 to Subsidiary Security Agreement, dated as of __________, 2001, by each Restricted Subsidiary party thereto for the benefit of Collateral Agent (the "Subsidiary Security Agreement Joinder");

            10.   the Subsidiary Guarantee;

            11. the Joinder No. 1 to Restricted Subsidiary Guarantee, dated as of __________, 2001, by each Restricted Subsidiary party thereto for the benefit of Collateral Agent (the "Subsidiary Guarantee Joinder");

            12. copies of UCC-1 financing statements (the "Financing Statements") filed since __________, 2001 or to be filed promptly after the date hereof, under the Uniform Commercial Code (the "UCC"), as in effect on the date hereof in the States of Delaware and Pennsylvania (together with the NY UCC (defined below), each a ("Relevant UCC")), copies of which financing statements are attached hereto as Schedule I, which Financing Statements have been or shall be presented for filing in the central and local offices noted therein (the "Filing Offices");

            13. the articles or certificate of incorporation or certificate of limited partnership, as the case may be, of each Credit Party; and

            14. the by-laws of each Credit Party that is a corporation, the Partnership Agreement and the CPLP Partnership Agreement.

      The Amendment and Waiver, the First Amendment to Intercreditor Agreement, the First Amendment to General Security Agreement, the First Amendment to Subsidiary Security Agreement, the Subsidiary Security Agreement Joinder and the Subsidiary Guarantee Joinder are, collectively, referred to herein as the "Amendment Documents." The Note Agreements, the Intercreditor Agreement, the General Security Agreement, the Subsidiary Security Agreement, the Subsidiary Guarantee and the Amendment Documents are, collectively, referred to herein as the "Credit Documents".

      We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such other records of the Credit Parties, certificates of public officials and certificates of officers of the Credit Parties (copies of which have been provided or made available to you), and such other agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have relied upon the representations and warranties of, and other factual information provided by, the Credit Parties and contained in the certificates referred to above or the Credit Documents.

      In our examination, we have assumed the due execution and delivery, pursuant to due authorization, of the Credit Documents by the Banks, the Note Holders, the Parity Lenders, the Collateral Agent, the Agent and the Cash Collateral Sub-Agent, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

      Based upon the foregoing, and subject to the qualifications and limitations contained herein, it is our opinion that as of the date hereof:

      1. The Company is a limited partnership validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to own and operate its properties, to enter into the Amendment Documents to which it is a party and to carry out the terms of the Amendment Documents to which it is a party. The General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own and operate its properties, to act as the sole general partner of the Company, to execute and deliver in its individual capacity or in its capacity as the sole general partner of the Company (as applicable) the Amendment Documents to which it or the Company is a party and to carry out the terms of the Amendment Documents to which it is a party. Petrolane is a corporation validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own and operate its properties, to enter into the Amendment Documents to which it is a party and to carry out the terms of the Amendment Documents to which it is a party. The Existing Restricted Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own and operate its properties, to execute and deliver the Amendment Documents to which it is a party and to carry out the terms of the Amendment Documents to which it is a party. Each of CPH, AEPS and CPC is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its properties, to execute and deliver the Amendment Documents to which it is a party and to carry out the terms of the Amendment Documents to which it is a party. CPLP is a limited partnership validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to own and operate its properties, to enter into the Amendment Documents to which it is a party and to carry out the terms of the Amendment Documents to which it is a party.

      2. Each of the Credit Parties has taken all necessary partnership action or corporate action, as the case may be, to authorize the execution, delivery and performance by it of the Amendment Documents to the extent it is a party thereto.

      3. Each of the Credit Parties has duly executed and delivered the Amendment Documents to which it is a party and such Amendment Documents constitute such Credit Party's legal, valid and binding obligations, enforceable against it in accordance with its terms.

      4. To the best of our knowledge, and based upon a certificate executed and delivered to us by the Company, upon which with your permission we are entitled to rely, there is no action or proceeding pending or threatened against any Credit Party that questions the validity of the Amendment Documents or any action taken or to be taken pursuant to the Amendment Documents or which could reasonably be expected to have a materially adverse effect on the business or assets of any Credit Party.

      5. The execution, delivery and performance by each of the Credit Parties of the Amendment Documents to which it is a party, and the completion of the transactions governed by the Amendment Documents, will not (i) violate (x) any provision of the Partnership Agreement, the CPLP Partnership Agreement or the certificate or articles of incorporation, or certificate of limited partnership, as the case may be, or by-laws of any of the Credit Parties, (y) any applicable federal, New York or Pennsylvania law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree known to us of any court, arbitrator or Governmental Authority, or (z) to the best of our knowledge after due inquiry, any provision of any agreement or instrument listed on Schedule 1 hereto (assuming that the Credit Parties' rights under any such agreement or instrument shall not be assigned to the Collateral Agent to the extent that such assignment is restricted by the terms thereof), or (ii) result in the creation of (or impose any express obligation on the part of the Company to create) any Lien not permitted by Section 10.2 of the Note Agreements, except (in the case of clauses (i)(y) and (z) and (ii) above) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect.

      6. The provisions of the General Security Agreement (as amended by the First Amendment to General Security Agreement) are effective to create in favor of the Collateral Agent (in its capacity as such) a valid security interest in all of the Company's right, title and interest in and to the Intercompany Note, the Intercompany Loan Agreement, all of the Capital Stock of CPC and the Capital Stock of CPLP owned by the Company (collectively, the "New Company Collateral"), to the extent that a security interest can be created therein under the

Uniform Commercial Code as in effect in the State of New York (the "NY UCC"). The provisions of the Subsidiary Security Agreement (as amended by the First Amendment to Subsidiary Security Agreement) are effective to create in favor of the Collateral Agent (in its capacity as such) a valid security interest in all right, title and interest of each respective Assignor (as defined in the Subsidiary Security Agreement) thereunder in and to the Capital Stock of CPLP owned by the CPH and all of the Capital Stock of CPH (collectively, the "New Subsidiary Collateral" and together with all of the Capital Stock of CPC and the Capital Stock of CPLP owned by the Company, the "Pledged Stock"), to the extent that a security interest can be created therein under the NY UCC.

      7. Except (a) as expressly contemplated by the Credit Documents, (b) the UCC-1 financing statements to be filed in accordance with Section 4(g) of the Amendment and Waiver and (c) for Routine Permits, to the best of our knowledge after due inquiry, no consent, approval or authorization of, or declaration or filing with, any federal, New York or Pennsylvania Governmental Authority is required for the valid execution and delivery of the Amendment Documents by any Credit Party and the performance of the transactions governed thereby.

      8. Assuming delivery to the Collateral Agent within the State of New York of the certificates representing the Pledged Stock (other than the Capital Stock of CPLP) and the Intercompany Note pursuant to the General Security Agreement and the Subsidiary Security Agreement, together with duly executed stock powers or endorsements in blank, as applicable, and assuming (i) the Collateral Agent has at all times held and holds the certificates representing such Pledged Stock and the Intercompany Note and (ii) the Collateral Agent has taken in pledge such Pledged Stock and the Intercompany Note in good faith without notice of any adverse claim, the security interest created in favor of the Collateral Agent under the General Security Agreement or the Subsidiary Security Agreement, as the case may be, in such Pledged Stock and the Intercompany Note constitutes a valid and perfected security interest subject to no equal or prior consensual security interest in favor of any other Person.

      9. The Financing Statements, assuming each of them contains a description of the relevant Company Collateral in the form we have examined and, where required, the relevant Assignor's federal tax identification number, upon their proper filing in the Filing Offices under the Relevant UCC, are sufficient in form to perfect security interests in the relevant Company Collateral to the extent security interests in the relevant Company Collateral may be perfected by filing a financing statement in the States of Delaware and Pennsylvania.

      For purposes of our good standing opinions in paragraph 1 above, we have relied solely upon certificates of good standing of the Secretaries of State of the States referred to in paragraph 1.

      Without limiting the generality of the foregoing, we have made no examination of dockets or other public records whatsoever, except as expressly set forth above. Whenever our opinion herein, with respect to the existence or absence of facts or circumstances, indicates that it is based on our knowledge or awareness, such indication signifies that during the course of our representation of the Credit Parties, as herein described, no information has come to the attention of the lawyers in our firm who have participated directly in the transactions to which this opinion relates that would give us current actual knowledge and, other than as herein described, no special or additional investigation has been undertaken for the purpose thereof.

      Our opinions in paragraphs 3, 6 and 8 above with respect to the enforceability or effectiveness of the Amendment Documents, or the validity, perfection, or, in the case of paragraph 8 above, priority of the security interests referred to in such paragraphs are limited by the following:

            (a) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the enforcement of the rights or remedies of creditors, secured parties or parties to executory contracts generally; and such duties and standards as are or may be imposed on creditors, including, without limitation, good faith, materiality, reasonableness and fair dealing, under applicable law or judicial decision;

            (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is given herein as to any specific or equitable relief of any kind or as to the availability of equitable remedies); and

            (c) law and public policy governing provisions of the Credit Documents providing contribution to a party or indemnifying or prospectively releasing a party with respect to a liability.

      Our opinions rendered in paragraphs 5 and 7 above are based upon our review only of those statutes, rules and regulations which, in our experience, are normally applicable to transactions which are similar to the transactions contemplated by the Amendment Documents.

      In rendering our opinions in paragraphs 6 and 8 above, we have assumed that neither the Collateral Agent nor any of the Secured Creditors has waived, subordinated or agreed to any modification of the perfection or priority of the security interests created by the General Security Agreement (as amended by the First Amendment to General Security Agreement) or the Subsidiary Security Agreement (as amended by the First Amendment to Subsidiary Security Agreement) or taken any action adverse to the maintenance or perfection of such security interests.

      Our opinions in paragraph 8 are limited by the following clauses (a) through (d):

            (a) In the case of the issuance of additional securities or distributions in respect of the Pledged Stock consisting of additional instruments or securities (as such terms are defined in Articles 8 and 9 of the NY UCC), the security interests therein will be perfected (and, in the case of securities, created) only if possession thereof is obtained in accordance with the provisions of the NY UCC and the relevant Security Documents;

            (b) The perfection of a security interest in "proceeds" (as defined in the NY UCC) of collateral is governed and restricted by Section 9-306 of the NY UCC;

            (c) The definition of "proceeds" in Section 9-306 of the NY UCC under applicable state law does not include dividends payable with respect to the Pledged Stock; and

            (d) We express no opinion as to the priority of any security interest in the Pledged Stock against (i) any Lien or claim in favor of the United States or any agency or instrumentality thereof (including federal tax Liens having priority under Section 6323 of the Internal Revenue Code of 1986, as amended, Liens arising under the Employee Retirement Income Security Act of 1974 and claims given priority pursuant to 31 U.S.C. Section 3713) or (ii) any Lien or claim in favor of any state or agency or instrumentality thereof under applicable state law.

      We express no opinion as to any matter of rights in, title to or (except as set forth in paragraph 8 above) the perfection or priority of any security interest in, any real or personal property.

      Our opinions are also subject to the qualification that certain remedial and exculpatory provisions (including waivers with respect to the exercise of remedies) of the Credit Documents are or may be rendered unavailable or unenforceable in whole or in part under the laws of the State of New York or Commonwealth of Pennsylvania, but in our opinion the inclusion of such provisions does not affect the validity of the security interests created thereby and in our opinion the Credit Documents and the laws of the State of New York or Commonwealth of Pennsylvania contain adequate remedial provisions for the practical realization of the benefits provided for in such documents.

      Finally, we express no opinion as to the following:

            (a) the effect of the law of any jurisdiction, other than the State of New York or the Commonwealth of Pennsylvania, which limits the rate of interest legally chargeable or collectible;

            (b) any provision of the Credit Documents relating to subject matter jurisdiction;

            (c) whether a federal or state court located outside of the State of New York or the Commonwealth of Pennsylvania would give effect to the choice of law provided for in the Credit Documents; and

            (d) any federal, state or foreign securities laws.

      To the extent that the obligations of any Credit Party may be dependent upon such matters, we assume for purposes of this opinion that each Person who is a party to the Credit Documents (other than the Credit Parties) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Credit Document has been duly authorized, executed and delivered by each Person (other than the Credit Parties) party thereto and constitutes or will constitute the legal, valid and binding obligation of each such Person (other than the Credit Parties), enforceable in accordance with its terms against such

Person; and that each such Person (other than the Credit Parties) has the requisite corporate or other organizational power and authority to perform its obligations under the Credit Documents.

      With respect to the Persons referred to in the immediately preceding paragraph, we are not expressing any opinion as to the effect of any such Person's (other than the Credit Parties') compliance with any state or federal laws or regulations applicable to the transactions described herein because of the nature of such Person's business.

      This opinion is limited to the Revised Uniform Limited Partnership Act of the State of Delaware, the laws of the State of New York and the Commonwealth of Pennsylvania and the Federal law of the United States of America, to the extent that the same may apply to or govern the transactions described herein. We express no opinion as to the laws of any other jurisdiction.

      This opinion relates only to the matters expressly addressed above and is applicable only as of the date hereof, and we express no opinion with respect to any other matters. We acknowledge that we have been instructed by the Company to deliver this opinion to you in connection with the transactions contemplated by the Amendment and Waiver. This opinion is rendered only to you and is solely for your benefit in connection with the transactions governed by the Amendment and Waiver, may not be relied upon by you for any other purpose, and may not be relied upon by any other Person or entity other than permitted participants and assignees of any Holder for any purpose without our prior written consent.

Very truly yours,

                                   SCHEDULE 1

                               MATERIAL CONTRACTS



1. Amended and Restated Credit Agreement dated as of September 15, 1997 among AmeriGas Propane, L.P., AmeriGas Propane, Inc., Petrolane Incorporated, Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as Agent, First Union National Bank, as Syndication Agent, and certain banks.

2. First Amendment dated as of September 15, 1998 to Amended and Restated Credit Agreement.

3.    Second Amendment to Amended and Restated Credit Agreement dated March 25,
      1999.

4. Third Amendment to Amended and Restated Credit Agreement dated as of March 22, 2000.

5. Fourth Amendment to Amended and Restated Credit Agreement dated as of June 6, 2000.

6. Fifth Amendment to Amended and Restated Credit Agreement dated as of ______, 2001.

7. Agreement dated as of May 1, 1996 between TE Products Pipeline Company, L.P., and AmeriGas Propane, L.P., effective until April 1, 2001.

8. Intercreditor and Agency Agreement dated as of April 19, 1995 among AmeriGas Propane, Inc., Petrolane Incorporated, AmeriGas Propane, L.P., Bank of America, N.A. (formerly Bank of America National Trust and Savings Association) ("Bank of America"), as Agent, Mellon Bank, N.A., as Cash Collateral Sub-Agent, Bank of America as Collateral Agent and certain creditors of AmeriGas Propane, L.P.

9. First Amendment to Intercreditor and Agency Agreement dated as of ___________, 2001.

10. General Security Agreement dated as of April 19, 1995 among AmeriGas Propane, L.P., Bank of America, N.A. (formerly Bank of America National Trust and Savings Association) and Mellon Bank, N.A.

11.   First Amendment to General Security Agreement dated as of _________, 2001.

12. Subsidiary Security Agreement dated as of April 19, 1995 among all of the Restricted Subsidiaries of AmeriGas Propane, L.P., Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as Collateral Agent, and Mellon Bank, N.A. as Cash Collateral Agent.

13.   First Amendment to Subsidiary Security Agreement dated as of ________,
      2001.

14. Joinder to Subsidiary Security Agreement dated as of ________, 2001 by each of Columbia Propane Corporation and CP Holdings, Inc. for the benefit of Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as Collateral Agent for the Secured Creditors.

15. Restricted Subsidiary Guarantee dated as of April 19, 1995 by all of the Restricted Subsidiaries of AmeriGas Propane, L.P. for the benefit of Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as Collateral Agent.

16. Joinder to Subsidiary Guarantee dated as of _________, 2001 by each of Columbia Propane Corporation and CP Holdings, Inc. for the benefit of Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as collateral agent for the Secured Creditors.

17. Trademark License Agreement dated April 19, 1995 among UGI Corporation, AmeriGas, Inc., AmeriGas Propane, Inc., AmeriGas Partners, L.P. and AmeriGas Propane, L.P.

18. Trademark License Agreement dated April 19, 1995 among AmeriGas Propane, Inc., AmeriGas Partners, L.P. and AmeriGas Propane, L.P.

19. Stock Purchase Agreement dated May 27, 1989, as amended and restated July 31, 1989, between Texas Eastern Corporation and QFB Partners.

20. Amended and Restated Sublease Agreement dated April 1, 1988, between Southwest Salt Co. and AP Propane, Inc. (the "Southwest Salt Co. Agreement").

21. Letter dated July 8, 1998 pursuant to Article 1, Section 1.2 of the Southwest Salt Co. Agreement re: option to renew for period of June 1, 2000 to May 31, 2005.

22. Financing Agreement dated as of November 5, 1997 between AmeriGas Propane, Inc. and AmeriGas Propane, L.P.

23. Agreement by Petrolane Incorporated and certain of its subsidiaries parties thereto ("Subsidiaries") for the Sale of the Subsidiaries Inventory and Assets to the Goodyear Tire & Rubber Company and D.C.H., Inc., as Purchaser, dated as of December 18, 1985.

24. UGI Corporation 1992 Stock Option and Dividend Equivalent Plan, as amended May 19, 1992.

25.   UGI Corporation Annual Bonus Plan dated March 8, 1996.

26.   AmeriGas Partners, L.P. Annual Bonus Plan effective October 1, 1998.

27.   1997 Stock Purchase Loan Plan.

28. UGI Corporation Senior Executive Employee Severance Pay Plan effective January 1, 1997.

29. AmeriGas Propane, Inc. Executive Employee Severance Pay Plan effective January 1, 1997.

30.   Amendment No. 1 to AmeriGas Propane Inc. Executive Employee Severance
      Plan.

31.   UGI Corporation 1992 Non-Qualified Stock Option Plan.

32.   Amendment No. 1 to the UGI Corporation 1992 Non-Qualified Stock Option
      Plan.

33.   UGI Corporation 2000 Stock Incentive Plan.

34. Form of Change of Control Agreement between UGI Corporation and Lon R. Greenberg.

35. Form of Change of Control Agreement between UGI Corporation and Brendon P. Bovaird.

36. Form of Change of Control Agreement between AmeriGas Propane, Inc. and Messrs. Bissel, Grady and Knauss.

37.   AmeriGas Propane Inc. 1997 Long-Term Incentive Plan effective October 1,
      1996.

38. AmeriGas Propane, Inc. Supplemental Executive Retirement Plan amended and restated effective October 1, 1996.

39.   UGI Corporation 1997 Stock Option Plan and Dividend Equivalent Plan.

40. UGI Corporation Supplemental Executive Retirement Plan amended and restated effective October 1, 1996.

41. Note Agreement dated as of April 12, 1995 among The Prudential Insurance Company of America, Metropolitan Life Insurance Company and certain other institutional investors and AmeriGas Propane, L.P., New AmeriGas Propane, Inc. and Petrolane Incorporated.

42. First Amendment dated as of September 12, 1997 to Note Agreement dated as of April 12, 1995.

43. Second Amendment dated as of September 15, 1998 to Note Agreement dated as of April 12, 1995.

44. Third Amendment dated as of March 23, 1999 to Note Agreement dated as of April 12, 1995.

45. Fourth Amendment dated as of March 16, 2000 to Note Agreement dated as of April 12, 1995.

46. Fifth Amendment dated as of __________, 2001 to Note Agreement dated as of April 12, 1995.

47. Indenture dated as of April 19, 1995 among AmeriGas Partners, L.P., AmeriGas Finance Corp. and First Union National Bank (formerly, First Fidelity Bank, National Association) as Trustee.

48. Registration Rights Agreement dated as of April 19, 1995 among Donaldson, Lufkin & Jenrette Securities Corporation, Smith Barney, Inc., AmeriGas Partners, L.P. and AmeriGas Finance Corp.

49. Letter dated July 8, 1998 pursuant to Article 1, Section 1.2 of the Southwest Salt Co. Agreement re: option to renew for a period of June 1, 2000 to May 31, 2005.

50.   UGI Corporation 2000 Stock Incentive Plan.

51. Note Agreement dated as of March 5, 1999 among AmeriGas Propane, L.P., AmeriGas Propane, Inc. and the noteholders listed on Schedule 1 thereto.

52. First Amendment dated as of March 16, 2000 to Note Agreement dated as of March 15, 1999.

53. Second Amendment dated as of _________, 2001 to Note Agreement dated as of March 15, 1999.

54. Note Agreement dated as of March 15, 2000 among AmeriGas Propane, L.P., AmeriGas Propane, Inc. and the noteholders listed on Schedule 1 thereto.

55. First Amendment dated as of ________, 2001 to Note Agreement dated as of March 15, 2000.

56. Purchase Agreement dated as of January 30, 2001 among Columbia Energy Group, Columbia Propane Corporation, Columbia Propane, L.P., AmeriGas Propane, L.P., AmeriGas Partners, L.P. and AmeriGas Propane, Inc., as amended by that certain Amended and Restated Purchase Agreement dated as of _______, 2001.

57. Capital Contribution Agreement dated as of _________, 2001 between Columbia Propane L.P. and AmeriGas Propane, L.P.

58. Agreement and Plan of Merger dated as of _________, 2001 of CPC Sub, L.L.C. with and into Columbia Propane, L.P.

59. Loan Agreement dated as of July 19, 1999 between Columbia Propane, L.P. (formerly known as National Propane, L.P.) and Columbia Propane Corporation.

60. First Amendment dated as of __________, 2001 to Loan Agreement dated July 19, 1999.

61. Registration Rights Agreement dated as of _________, 2001 between Columbia Energy Group and AmeriGas Partners, L.P.

62. Trademark License Agreement dated as of __________, 2001 between Columbia Energy Group, Columbia Petroleum Corporation, AmeriGas Propane, L.P., AmeriGas Propane, Inc., Columbia Propane, L.P. ("CPLP") and Columbia Propane Corporation ("CPC") and the subsidiaries of CPC and CPLP.

63. Transition Services Agreement dated as of __________, 2001 among Ni Source Corporate Services Company, Columbia Propane Corporation, Columbia Propane, L.P., AmeriGas Propane, L.P., AmeriGas Propane, Inc., CP Holdings, Inc. and Atlantic Energy, Inc.

64. Purchase Agreement dated as of April 5, 1999 among Columbia Propane, L.P., CP Holdings, Inc., Columbia Propane Corporation, National Propane Partners, L.P., National Propane Corporation, National Propane SGP, Inc. and Triarc Companies, Inc.

65. Promissory Note executed by Columbia Propane, L.P. (formerly known as National Propane, L.P.), as payor, in favor of Columbia Propane Corporation, as payee.

66. Agreement dated as of April 14, 1972 between Atlantic Energy, Inc. and [Conoco, Inc.] (the "Atlantic Energy Terminal Agreement").

67. Indenture dated as of ________, 2001 among AmeriGas Propane, L.P., AmeriGas Finance Corp. and First Union National Bank, as Trustee.

68. Registration Rights Agreement dated as of __________, 2001 among Credit Suisse First Boston Corporation, Banc of America Securities LLC, AmeriGas Partners, L.P. and AmeriGas Finance Corp.

69. Purchase Agreement dated as of ________, 2001 among AmeriGas Propane, L.P., AmeriGas Eagle Finance Corp. and Credit Suisse First Boston Corporation and Banc of America Securities LLC, as the initial purchasers.

70.   Underwriting Agreement dated October 11, 2000.

                                                                         ANNEX I


      This Annex I summarizes the structure for the acquisition (the "Acquisition") of Columbia Propane Corporation, a Delaware corporation ("CPC"), and its subsidiaries. CPC is engaged in the propane distribution business directly and through its subsidiary, Columbia Propane, L.P., a Delaware limited partnership ("CPLP"). A diagram that depicts the new AmeriGas structure following the completion of the Acquisition is attached hereto as Appendix I.

A.    PARTIES AND BACKGROUND

      An Amended and Restated Purchase Agreement (as the same may be amended, modified or supplemented, the "Purchase Agreement") will be entered into by and among Columbia Energy Group, a Delaware corporation (the "Seller"), CPC, CPLP, CP Holdings, Inc., a Delaware corporation ("CPH"), AmeriGas Propane, L.P. (the "Buyer"), AmeriGas Partners, L.P., the parent of the Buyer (the "Buyer Parent"), and AmeriGas Propane, Inc., the general partner of each of the Buyer Parent and the Buyer (the "General Partner," and together with the Buyer and the Buyer Parent, the "Buyer Parties," and each individually, a "Buyer Party").

      The Seller is the owner of 100% of the outstanding shares of the common stock of CPC (the "CPC Shares"), and CPC is the owner of (i) 99.26% of the outstanding limited partnership interests (the "CPLP Limited Partner Interest") of CPLP, (ii) all of the issued and outstanding capital stock (the "CPH Shares") of CPH, the general partner of CPLP, (iii) 50% of the issued and outstanding capital stock (the "Atlantic Interest") of Atlantic Energy, Inc. ("Atlantic," and together with CPLP, CPH and CPC, the "CPC Parties"), which is a joint venture between CPC and Conoco, Inc. ("Conoco"), and (iv) substantial assets directly used in the propane distribution business.

B.    DESCRIPTION OF COLUMBIA PROPANE ACQUISITION TRANSACTIONS(1)

1. Sale and Purchase of the Buyer's Limited Partnership Interests; Capital Contribution of the General Partner to the Buyer. The Buyer sells and issues to the Seller limited partnership interests of the Buyer ("Buyer Limited Partnership Interests") for cash in the amount of $50,000,000. The General Partner contributes $510,204.05 (1/98th of $50,000,000) to the Buyer in order to maintain its ownership interest in the Buyer.

2. Contribution of the Buyer Limited Partnership Interests to the Buyer Parent in return for Buyer Parent Units; Capital Contribution of the General Partner to the Buyer Parent. The Buyer Parent sells and issues to the Seller publicly traded common limited partnership units (the "Buyer Parent Units") valued at approximately $50,000,000 pursuant to a formula set forth in the Purchase Agreement in exchange for the Seller's contribution to the Buyer Parent of the Buyer Limited Partnership Interests. The General Partner


----------

    (1) Each of the transaction steps are to be consummated in the sequence set forth herein in immediate succession on a single closing date, except as otherwise indicated as occurring at a later date.

      contributes 1/99th of the fair market value of the Buyer Parent Units to the Buyer Parent in order to maintain its ownership interest in the Buyer Parent.

3. Buyer Parent Financing; Capital Contributions to the Buyer. The Buyer Parent borrows at least $148,500,000 from institutional lenders and makes a capital contribution of the amount borrowed to the Buyer. The General Partner contributes to the Buyer 1/98th of the amount contributed to the Buyer pursuant to the prior sentence in order to maintain its ownership interest in the Buyer.

4. Distribution to CPC and Assumption by CPC of Certain CPLP Assets and Liabilities. CPLP sells or assigns to CPC certain "non-usable" current assets and current liabilities of CPLP.(2) CPC instructs CPLP to transfer title to certain real estate that the Buyer is not purchasing to an affiliate of the Seller.

5. Purchase of CPC Assets and Liabilities by Buyer. CPC sells to Buyer substantially all of CPC's assets, and Buyer assumes substantially all of CPC's liabilities (collectively, the "Company Assets and Liabilities"), in exchange for $55,315,000. Specifically excluded from the Company Assets and Liabilities are: (i) the rights and obligations of CPC under the Purchase Agreement, dated as of April 5, 1999 (the "National Propane Purchase Agreement"), by and among Old CPLP (as defined in Item 13 hereof), CPH, CPC, National Propane Partners, L.P. ("National MLP"), National Propane Corporation ("National MGP"), National Propane SGP, Inc. and Triarc Companies, Inc. ("Triarc"), the Promissory Note dated July 19, 1999, with the current outstanding balance due of $137,997,000 executed by National Propane, L.P. (now CPLP via name change) ("National OLP"), as payor, in favor of CPC, as payee (the "Intercompany Note"), and the Loan Agreement dated July 19, 1999, between National OLP (now CPLP) and CPC (the "Intercompany Loan Agreement"), pursuant to which the Intercompany Note was issued; (ii) the rights and obligations of CPC under the Atlantic Energy Terminal Agreement, the document that governs the Atlantic Energy joint venture between CPC and Conoco; (iii) the capital stock of CPH and Atlantic Energy owned by CPC; (iv) CPC's limited partnership interest in CPLP, which is later transferred to the Buyer in Step 8 hereof; and (v) the assets and liabilities distributed to CPLP, CPC or an affiliate of CPC or the Seller, as the case may be, pursuant to Steps 4 and 10.

6. Execution and Delivery of Capital Contribution Agreement. The Buyer and CPLP enter into a Capital Contribution Agreement, which provides for the making of a capital contribution by the Buyer to CPLP, on the closing date of the Acquisition, of assets of the Buyer with an aggregate fair market value net of associated liabilities of at least $105,315,000, consisting of assets previously owned by the Buyer, together with certain related liabilities (the "Buyer Blend Assets and Liabilities") in exchange for a limited


----------

    (2) Steps 4 and 10 of the Acquisition transactions, together, were designed to transfer out of CPC and CPLP all "non-usable" current assets and liabilities that would provide minimal or no value to the Buyer Parties following the closing and that would complicate and distort the purchase price adjustment to be made under the Purchase Agreement.

      partnership interest in CPLP equal in value to the fair market value of the Buyer Blend Assets and Liabilities as determined by the managing general partner of CPLP using a reasonable method of valuation (the "Additional CPLP Limited Partnership Interest").

7. Amendment of the Intercompany Loan Agreement. CPC and CPLP amend the Intercompany Loan Agreement to eliminate provisions of the Intercompany Loan Agreement that CPC will breach if it ceases to own at least 80% of the outstanding equity and voting securities of CPLP.(3)

8. Purchase of the CPLP Limited Partnership Interest in the Intercompany Note. CPC sells to the Buyer the CPLP Limited Partnership Interest for $3,216,000 and CPC's rights and obligations under the Loan Agreement and the Intercompany Note for $138,000,000. CPC declares and pays to the Seller a special cash dividend in the amount of $196,531,000.

9. Contribution of Buyer Blend Assets and Liabilities to CPLP. Pursuant to the Capital Contribution Agreement, the Buyer contributes the Buyer Blend Assets and Liabilities to CPLP in exchange for the Additional CPLP Limited Partnership Interest.

10. Distribution to Seller and Assumption by Seller of Certain CPC Assets and Liabilities. CPC distributes and assigns to the Seller certain "non-usable" current assets and liabilities of CPC, as well as the "non-usable" current assets and liabilities of CPLP that have been distributed to CPC.

11. Purchase and Sale of CPC Shares. The Seller sells, conveys, distributes, assigns and transfers the CPC Shares to the Buyer in exchange for $5,219,000.(4)

12. Keep Well Agreement. Buyer executes and delivers to CPC a Keep Well Agreement in favor of CPC in the form of Exhibit I to the Purchase Agreement.


----------

    (3) The Acquisition was structured to avoid triggering the tax and debt indemnity provisions of the National Propane Purchase Agreement, the agreement pursuant to which the Seller acquired the CPLP assets. These provisions, as summarized below, essentially provide that, if any transaction occurs where National MGP, an affiliate of Triarc, recognizes taxable gain resulting from a decrease in National MGP's share of certain indemnified debt (in the form of the intercompany note from National OLP to CPC), then it will be indemnified for any grossed-up losses due to that decrease. The National Propane Purchase Agreement also contains other restrictive covenants designed to prevent this decrease from occurring. The Acquisition was designed to also comply with these covenants.

    (4) Pursuant to the Atlantic Energy Terminal Agreement, any sale of the shares of Atlantic would trigger a right of first refusal pursuant to which Conoco would have the right to buy CPC's 50% interest in Atlantic. The Acquisition was structured to maintain CPC as a separate entity and as the owner of the 50% interest in Atlantic, in part, to avoid triggering Conoco's right of first refusal.

C. SUMMARY OF NATIONAL PROPANE TAX AND DEBT INDEMNITY PROVISIONS IN NATIONAL PROPANE PURCHASE AGREEMENT

13. Pursuant to the National Propane Purchase Agreement, the old Columbia Propane, L.P., an affiliate of the Seller ("Old CPLP"), which was the Class A Limited Partner of National OLP and which was later dissolved with all of its assets, including its Class A limited partnership interest in National OLP (now CPLP), being distributed to CPC, acquired all of the common units of National MLP, which then merged with and into CPLP. An affiliate of Triarc (such affiliate is referred to in Items 13 through 17 of this Annex I for all purposes as "Triarc") is now, and will remain after the Acquisition, a special limited partner of CPLP.

14. In connection with the National Propane transaction, National OLP, which was subsequently renamed as CPLP, issued to CPC the Intercompany Note in an amount equal to the debt owed by the former National OLP (now CPLP) to its lenders pursuant to a credit facility and certain first mortgage notes (the "Indemnified Debt"). In addition, pursuant to the National Propane Purchase Agreement, Triarc agreed to indemnify CPC and its affiliates against any losses incurred (after recourse to the assets of the former National OLP) by CPC and its affiliates due to the failure of CPLP to meet its obligations under the Indemnified Debt (the "Debt Indemnity"). Interest on the Intercompany Note accrues at the rate of 7.65%, payable on March 1 and September 1. The maturity date on the Note is July 19, 2009.

15. The National Propane Purchase Agreement imposes certain tax-related restrictions on CPC, CPLP and CPH (collectively, the "Columbia Parties"). The Columbia Parties agreed to indemnify Triarc for any breach of these restrictions resulting in Triarc losses, which are calculated based primarily upon taxes and related costs incurred by Triarc as a result of any incremental gain recognized by Triarc, on an after-tax basis (the "Tax Indemnity Provisions"). These tax restrictions on CPLP are effective until the termination of the Debt Indemnity and include restrictions as to material changes in CPLP's federal income tax methods and dispositions of assets of CPLP.

16. The National Propane Purchase Agreement also imposes certain restrictions on the Columbia Parties with respect to the Intercompany Note (or Indemnified Debt). The Columbia Parties also indemnify Triarc for a breach of these restrictions.

      These restrictions on CPLP are also effective until the termination of the Debt Indemnity and include restrictions on prepayment, defeasance, purchase or retirement of the Indemnified Debt, modification that eliminates or limits the recourse liability of Triarc, merger or consolidation with, or other conversion of CPLP into, a corporation for federal tax purposes, assumption of, guarantee of, or indemnification against, any liability with respect to the Indemnified Debt by any person or entity other than CPH or its affiliates, any successor to CPH or any successor to CPLP.

17. The Debt Indemnity expires on the sale of the CPLP partnership interest owned by Triarc pursuant to a put notice or a call notice. However, if Triarc is forced to sell its CPLP partnership interests pursuant to the call notice by CPH within a ten year period from the effective time of the National Propane Purchase Agreement, then in addition to the fair market value which would be due to Triarc for its Special Limited Partner Interests, CPH would also be obligated to pay Triarc an additional amount equal to any taxes incurred by Triarc in respect of any incremental gain realized by Triarc resulting from a decrease in its share of Indemnified Debt.

                                                                      APPENDIX I

AMERIGAS PROPANE, INC.

                       PUBLIC

 1% GP    AMERIGAS PARTNERS, L.P.

            98.99% LP

 1.01%       AMERIGAS PROPANE, L.P.
  GP

                 INTER-COMPANY
                TRIARC NOTE AND          100%
                LOAN AGREEMENT

                                COLUMBIA PROPANE CORPORATION
                            (RIGHTS AND OBLIGATIONS UNDER TRIARC
                              PURCHASE AGREEMENT AND RIGHTS AND
                              OBLIGATIONS UNDER ATLANTIC ENERGY
                                     TERMINAL AGREEMENT)

   98.3% LP*

                              100%          50%
                                                               CONOCO
        CP HOLDINGS, INC.               ATLANTIC        50%
           (RIGHTS AND                ENERGY, INC.
        OBLIGATIONS UNDER
  TRIARC PURCHASE AGREEMENT)

                                  TRIARC
          1% GP
                    0.7% LP

    COLUMBIA PROPANE, L.P.
 (RIGHTS AND OBLIGATIONS UNDER      * This partnership interest does not include
   TRIARC PURCHASE AGREEMENT)         any increased interest that AmeriGas
                                      Propane, L.P. would receive in Columbia
             100%                     Propane, L.P. pursuant to any closing or
                                      post-closing contribution of assets to
    AMERIGAS EAGLE PARTS &            Columbia Propane, L.P.
        SERVICE, INC.